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                                                                    EXHIBIT 99.1
                            JAG Media Holdings, Inc.

For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

           JAG Media Holdings, Inc. Announces Clarification Regarding
                        Recently Announced Stock Dividend

Boca Raton, FL, March 25, 2003 - On March 25, 2003 JAG Media Holdings, Inc. (OTCBB: JGMHA) announced that its Board of Directors had declared a special stock dividend, which will take the form of a new Series 2 Class B common stock that will be distributed to the Company's beneficial stockholders as of the dividend record date of April 14, 2003 ("Dividend Certificate"). The special stock dividend will be distributed to beneficial owners of the Company's Class A common stock as of the record date in a ratio of one share of Series 2 Class B common stock for every 100 shares of Class A common stock owned.

In response to questions from stockholders, the Company wishes to clarify for stockholders and brokers the procedure through which stockholders may obtain their Dividend Certificate. There are two ways for stockholders to receive their Dividend Certificate. They are as follows:

   1. Obtaining Your Stock Certificate For Your Class A Common Shares - If a stockholder is already a record owner of the Company holding certificates for JAG Media Class A common stock issued in his name, he does not need to take any further action. A Dividend Certificate will be mailed directly to him by the transfer agent. However, since the Dividend Certificate will be mailed directly to you, we do recommend that you confirm with the Company's transfer agent that your address is correctly reflected on the transfer agents records. If you believe you have had a change of address since you were issued your stock certificate, please notify the transfer agent in writing of your change of address. The transfer agent's contact information is:

                                    Computershare Trust Company, Inc.
                                    350 Indiana Street
                                    Suite 800
                                    Golden, CO 80401
                                    Attention: Theresa Henshaw
                                    Fax No.: (303) 262-0603
                                    Tel: No.: (303) 262-0600


         If a stockholder does not yet hold his shares in the Company's Class A common stock in certificate form but holds them in street name with a broker such beneficial stockholders can request a stock certificate from their broker representing their ownership interest in the Company's Class A common stock. If such certificate is issued to a stockholder prior to the record date, that stockholder need do nothing further. The Company's transfer agent will then mail the Dividend Certificate directly to those stockholders. To insure receipt of their Dividend Certificate, the Company urges all stockholders who do not hold their shares of the Company's Class A common stock in certificate form to request, in writing, from their broker a stock certificate representing their shares of the Company's Class A common stock. To assist stockholders in this regard, a sample stockholder letter requesting certification of their position has been posted on the Company's website (WWW.JAGNOTES.COM). If you have requested a stock certificate from your broker and are experiencing difficulties or unusual delays in obtaining your stock certificate the Company would like to hear from you. You should notify the Company of any such problems via e-mail at DIVIDEND@JAGMEDIA.BIZ or via fax at (561) 892-0821. Such notifications should include a copy of your brokerage statement reflecting your ownership interest in the Company's shares.


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   2.    Relying on Your Broker's Beneficial Owner List - If you elect not to obtain your stock certificate or a stock certificate that you requested is not issued by the dividend record date, your broker will be submitting to the Company's transfer agent within five (5) business days after the dividend record date a list of its beneficial owners of JAG Media Class A common stock as of the dividend record date to enable the transfer agent to issue directly to such beneficial owners the Dividend Certificate. If you are a stockholder who elected not to request their stock certificate or if you requested your stock certificate and do not receive it by the dividend record date, you should contact your broker promptly after the record date to insure that your ownership interest in JAG Media Class A common stock, as of the dividend record date, is included properly on the beneficial owner list that your broker is required to submit to the Company's transfer agent. Stockholders and brokers should also note that Dividend Certificates will be issued first to registered stockholders who hold their shares in certificate form in their name and then to those beneficial stockholders identified in the beneficial owner lists submitted by the brokers. The Company will commence mailing Dividend Certificates to registered stockholders within five (5) business days after the dividend record date. Accordingly, brokers must also submit their beneficial owner lists to the transfer agent within five (5) business days after the dividend record date.

Finally, if you currently hold JAG Media Series 1 Class B common stock, you may wish to consider converting such shares into Class A common stock prior to the dividend record date since the stock dividend will be paid only on outstanding shares of Class A common stock as of the dividend record date (and not on Series 1 Class B shares). Shares of Series 1 Class B common stock are convertible by mailing the certificate for such shares to our transfer agent at the address set forth above, along with the conversion notice also posted on the Company's website. Stockholders should note that valid Series 1 Class B shares can only be issued by the Company's transfer agent in certificate form and in the name of the beneficial owners of such shares. Accordingly, if you were a stockholder of the Company as of April 8, 2002, the effective date of the Company's recent recapitalization, and did not receive your Series 1 Class B shares in certificate form from the transfer agent you should request such certificates from your broker if you intend to convert them to the applicable number of shares of Class A common stock prior to the record date. Stockholders and brokers should also note that unlike the Series 1 Class B shares issued in connection with the Company's recent recapitalization, the Series 2 Class B shares which are the subject of the dividend are not convertible into Class A common stock of the Company.


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If there are any further inquiries regarding the stock dividend you may contact the Company via e-mail at DIVIDEND@JAGMEDIA.BIZ, via fax at (561) 892-0821 or via telephone at (561) 892-0821. Please hold all inquiries regarding the status of your Dividend Certificate until after the dividend record date.

About JAG Media Holdings, Inc.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company also offers, through its wholly-owned subsidiary, JAG Company Voice LLC, its "Company Voice" service which provides publicly traded companies with production services and distribution for their corporate messages in streaming video/audio format. The Company's websites are located at WWW.JAGNOTES.COM and WWW.THECOMPANYVOICE.COM.

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.


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